Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2022 RESULTS

LAS VEGAS - FEBRUARY 2, 2023 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2022.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “The fourth quarter was a strong conclusion to another record year for our Company.  We achieved records for revenue and EBITDAR on both a fourth-quarter and full-year basis, as our operating teams remain focused on growing revenues and building loyalty among our core customers while successfully managing expenses.  Companywide growth in the fourth quarter was driven by strong performances in our Nevada segments, management fees from Sky River and growth in our online business. During the quarter we also made progress advancing our online strategy, completing our acquisition of Pala Interactive while further expanding our sports-betting partnership with FanDuel.  And we continued to return significant capital to our shareholders with nearly $600 million in share repurchases and dividends in 2022.  In all, 2022 was another strong year for our Company, and we remain confident in our operating model and our team’s ability to successfully navigate the year ahead.”

Boyd Gaming reported fourth-quarter 2022 revenues of $922.9 million, increasing from $879.8 million in the fourth quarter of 2021. The Company reported net income of $172.7 million, or $1.63 per share, for the fourth quarter of 2022, compared to $109.8 million, or $0.96 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $360.1 million in the fourth quarter of 2022, up from $347.3 million in the fourth quarter of 2021. Adjusted Earnings(1) for the fourth quarter of 2022 were $181.8 million, or $1.72 per share, compared to $154.3 million, or $1.35 per share, for the same period in 2021.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

The Company’s Las Vegas Locals segment posted record fourth-quarter revenue and EBITDAR, with operating margins exceeding 52%. Growth in the segment was driven by destination business, non-gaming operations and continued strength in play from core customers.  The Downtown Las Vegas segment also achieved a fourth-quarter EBITDAR record, as visitation grew throughout the downtown Las Vegas market and business volumes from our Hawaiian customer segments exceeded pre-pandemic levels. In the Midwest & South segment, revenue and EBITDAR growth was driven by contributions from online gaming and management fees from Sky River Casino. Excluding these items, revenue and EBITDAR were below prior year in the Midwest & South segment.

Full-Year 2022 Results

For the full year 2022, Boyd Gaming reported revenues of $3.56 billion, compared to $3.37 billion for the full year 2021. The Company reported net income of $639.4 million, or $5.87 per share, compared to net income of $463.8 million, or $4.07 per share, for the full year 2021.

Total Adjusted EBITDAR for the full year 2022 was $1.39 billion versus $1.37 billion for the full year 2021. Full-year 2022 Adjusted Earnings were $662.0 million, or $6.07 per share, compared to Adjusted Earnings of $584.2 million, or $5.12 per share, for the full year 2021.

The Company’s full-year 2022 and 2021 pretax income was impacted by charges of $19.8 million and $95.2 million, respectively, related to early extinguishments of debt.

Dividend and Share Repurchase Update

Boyd Gaming paid a quarterly cash dividend of $0.15 per share on January 15, 2023, as previously announced.

As part of its ongoing share repurchase program, the Company repurchased approximately $107 million of its common stock during the fourth quarter of 2022. As of December 31, 2022, the Company had approximately $239 million remaining under current share repurchase authorizations.

Balance Sheet Statistics

As of December 31, 2022, Boyd Gaming had cash on hand of $283.5 million, and total debt of $3.09 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its fourth-quarter 2022 results today, February 2, at 5:00 p.m. Eastern.  The conference call number is (844) 200-6205, or (833) 950-0062 for Canadian callers and +1 (929) 526-1599 for international callers.  The conference call passcode is 194280.  Please join up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at https://investors.boydgaming.com, or https://events.q4inc.com/attendee/399634063.

A replay will be available by dialing (866) 813-9403 (Canada (226) 828-7578, international +44 204 525 0658) on Thursday, February 2 after the conclusion of the call, and continuing through Thursday, February 9.  The conference number for the replay is 515522.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2022	2021	2022	2021
Revenues
Gaming	$653,876	$685,908	$2,674,730	$2,705,523
Food & beverage	74,145	67,404	275,979	230,045
Room	50,086	44,796	189,071	154,180
Other	144,814	81,733	415,597	280,062
Total revenues	922,921	879,841	3,555,377	3,369,810
Operating costs and expenses
Gaming	249,474	258,352	1,005,830	999,528
Food & beverage	61,555	55,943	231,447	192,334
Room	17,325	16,214	68,383	57,627
Other	84,845	54,953	259,544	182,991
Selling, general and administrative	93,305	94,517	373,964	366,156
Master lease rent expense (a)	26,828	26,306	106,616	104,702
Maintenance and utilities	35,331	30,859	143,527	126,115
Depreciation and amortization	63,988	68,455	258,179	267,787
Corporate expense	26,756	31,380	117,007	117,675
Project development, preopening and writedowns	(19,464)	18,300	(18,936)	31,815
Impairment of assets	35,200	8,200	40,775	8,200
Other operating items, net	141	(519)	(12,183)	14,776
Total operating costs and expenses	675,284	662,960	2,574,153	2,469,706
Operating income	247,637	216,881	981,224	900,104
Other expense (income)
Interest income	(18,554)	(413)	(21,530)	(1,819)
Interest expense, net of amounts capitalized	41,124	41,250	151,249	199,442
Loss on early extinguishments and modifications of debt	6	29,638	19,815	95,155
Other, net	(783)	1,099	2,884	3,387
Total other expense, net	21,793	71,574	152,418	296,165
Income before income taxes	225,844	145,307	828,806	603,939
Income tax provision	(53,160)	(35,525)	(189,429)	(140,093)
Net income	$172,684	$109,782	$639,377	$463,846

Basic net income per common share	$1.64	$0.96	$5.87	$4.07
Weighted average basic shares outstanding	105,569	113,957	108,885	113,866

Diluted net income per common share	$1.63	$0.96	$5.87	$4.07
Weighted average diluted shares outstanding	105,649	114,114	109,004	114,103

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
Total Revenues by Reportable Segment
Las Vegas Locals	$240,916	$236,272	$930,730	$886,054
Downtown Las Vegas	62,442	53,456	215,332	155,806
Midwest & South	619,563	590,113	2,409,315	2,327,950
Total revenues	$922,921	$879,841	$3,555,377	$3,369,810

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$125,881	$123,615	$481,643	$473,187
Downtown Las Vegas	27,833	20,217	86,049	51,300
Midwest & South	228,816	226,756	911,541	926,955
Property Adjusted EBITDAR	382,530	370,588	1,479,233	1,451,442
Corporate expense, net of share-based compensation expense (a)	(22,428)	(23,292)	(88,724)	(85,457)
Adjusted EBITDAR	360,102	347,296	1,390,509	1,365,985
Master lease rent expense (b)	(26,828)	(26,306)	(106,616)	(104,702)
Adjusted EBITDA	333,274	320,990	1,283,893	1,261,283

Other operating costs and expenses
Deferred rent	192	207	768	828
Depreciation and amortization	63,988	68,455	258,179	267,787
Share-based compensation expense	5,580	9,466	34,066	37,773
Project development, preopening and writedowns	(19,464)	18,300	(18,936)	31,815
Impairment of assets	35,200	8,200	40,775	8,200
Other operating items, net	141	(519)	(12,183)	14,776
Total other operating costs and expenses	85,637	104,109	302,669	361,179
Operating income	247,637	216,881	981,224	900,104
Other expense (income)
Interest income	(18,554)	(413)	(21,530)	(1,819)
Interest expense, net of amounts capitalized	41,124	41,250	151,249	199,442
Loss on early extinguishments and modifications of debt	6	29,638	19,815	95,155
Other, net	(783)	1,099	2,884	3,387
Total other expense, net	21,793	71,574	152,418	296,165
Income before income taxes	225,844	145,307	828,806	603,939
Income tax provision	(53,160)	(35,525)	(189,429)	(140,093)
Net income	$172,684	$109,782	$639,377	$463,846

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
Corporate expense as reported on Condensed Consolidated
Statements of Operations	$26,756	$31,380	$117,007	$117,675
Corporate share-based compensation expense	(4,328)	(8,088)	(28,283)	(32,218)
Corporate expense, net, as reported on the above table	$22,428	$23,292	$88,724	$85,457

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2022	2021	2022	2021
Net income	$172,684	$109,782	$639,377	$463,846
Pretax adjustments:
Project development, preopening and writedowns	(19,464)	18,300	(18,936)	31,815
Impairment of assets	35,200	8,200	40,775	8,200
Other operating items, net	141	(519)	(12,183)	14,776
Loss on early extinguishments and modifications of debt	6	29,638	19,815	95,155
Interest income (a)	(14,700)	—	(14,700)	—
Other, net	(783)	1,099	2,884	3,387
Total adjustments	400	56,718	17,655	153,333

Income tax effect for above adjustments	8,673	(12,183)	4,961	(33,026)
Adjusted earnings	$181,757	$154,317	$661,993	$584,153

Net income per share, diluted	$1.63	$0.96	$5.87	$4.07
Pretax adjustments:
Project development, preopening and writedowns	(0.18)	0.16	(0.17)	0.28
Impairment of assets	0.33	0.07	0.37	0.07
Other operating items, net	—	—	(0.11)	0.13
Loss on early extinguishments and modifications of debt	—	0.26	0.18	0.83
Interest income (a)	(0.14)	—	(0.14)	—
Other, net	—	0.01	0.03	0.03
Total adjustments	0.01	0.50	0.16	1.34

Income tax effect for above adjustments	0.08	(0.11)	0.04	(0.29)
Adjusted earnings per share, diluted	$1.72	$1.35	$6.07	$5.12

Weighted average diluted shares outstanding	105,649	114,114	109,004	114,103

__________________________________________

(a) Adjustment to the expected losses for interest on note receivable.

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt and other items, net,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, adjustments to the expected losses for interest on note receivable and other non-recurring adjustments, net, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures”.

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release, as well as in our earnings conference call remarks, include statements regarding continued growth in visitation and spending among the Company’s core customers, the Company’s views that it will be able to drive continued revenue and EBITDAR growth throughout its business, the impacts of COVID-19 on the Company, the Company’s operating strategy, the Company’s confidence in its long-term growth trajectory, and the Company’s plans with respect to share repurchases and returning capital to shareholders. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Risks also include fluctuations in the Company's operating results; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending; the impact and effects of the local economies in the markets where the Company operates; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; developments in legalization of online gaming, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company; changes in laws and regulations, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states, and manager of a tribal casino in northern California. The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation's leading sports-betting operator. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  Through a long-standing company philosophy called Caring the Boyd Way, Boyd Gaming is committed to advancing Environmental, Social and Corporate Governance (ESG) initiatives that positively impact the Company's stakeholders and communities.  For additional Company information and press releases, visit https://investors.boydgaming.com.